Exhibit 5.1
August 20, 2009
Board of Directors
Rentech, Inc.

Re:	Rentech, Inc. Prospectus Supplement to Registration Statement on Form S-3 (Registration No. 333-158256)
Gentlemen:
     We have acted as special Colorado counsel for Rentech, Inc., a Colorado corporation (“Rentech”), in connection with its (a) registration statement on Form S-3 (Registration No. 333-158256), as amended (the “Registration Statement”), filed by Rentech with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (b) prospectus supplement dated August 20, 2009 forming a part of the Registration Statement and filed by Rentech with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement”), and (c) current report on Form 8-K dated August 20, 2009 (the “August Form 8-K”), pertaining to the Shares (as defined below) and which will include this opinion letter as an exhibit and result in it being filed by Rentech with the Commission as Exhibit 5.1 to the Registration Statement by incorporation by reference. The prospectus contained in the Registration Statement and the Prospectus Supplement are referred to herein together as the “Prospectus.” This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus.
     Pursuant to the Prospectus, Rentech is offering up to 8,571,428 shares of its Common Stock, par value $0.01 per share (the “Shares”). The Shares are to be sold to selected investors pursuant to the form of Subscription Agreement that will be included as an exhibit to the August Form 8-K and has been entered into between Rentech and each investor (the “Subscription Agreement”).
     In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon the foregoing and upon certificates and other assurances of officers of Rentech and others as to factual matters without having independently verified such factual matters.
     In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the due authorization, execution and delivery of all documents by parties other than Rentech; (vii) the obligations of parties other than Rentech to the Subscription Agreement being valid, binding and enforceable; and (viii) the legal capacity of all natural persons.
     We are opining herein only as to the Colorado Business Corporation Act, as amended, the applicable provisions of the Colorado Constitution and any reported judicial decisions interpreting these laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within Colorado.
     Subject to the foregoing and the other matters set forth herein, we are of the opinion as of the date hereof that when issued, delivered and sold in the manner described in the Prospectus and as provided in the Subscription Agreement (including the receipt by Rentech of the purchase price therefor) against payment therefor, the Shares will be validly issued, fully paid and nonassessable.
     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus. The foregoing, however, shall not constitute an admission to our being an “expert” within the meaning of the Securities Act.
Very truly yours,
/s/ Holland & Hart llp
Holland & Hart llp